Exhibit 5.1

December 27, 2022

RadNet, Inc. 1510 Cotner Avenue Los Angeles, CA 90025

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to RadNet, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (as may be amended from time to time, the “Registration Statement”), filed by the Company on December 27, 2022 with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Base Prospectus”) and one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”) and any free-writing prospectus(es), of the following securities of the Company (collectively, the “Company Securities”), in exchange for aggregate offering proceed amounts to be determined at the time of each such offering or issuance:

•	shares of common stock, par value $.0001 per share, of the Company (the “Common Stock”);

•	shares of preferred stock, par value $.0001 par value, of the Company, in one or more series or classes (the “Preferred Stock”);

•	debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, but which may not be guaranteed by any affiliates of the Company or any other person, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.3 to the Registration Statement (the “Indenture”), and one or more supplemental indentures, officers’ certificates or other appropriate documents of the Company delivered in connection with the issuance of each series of Debt Securities (collectively, the “Supplemental Indentures”);

•	warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (the “Warrant Agent”);

•	subscription rights to purchase Common Stock, Preferred Stock or Warrants (the “Subscription Rights”), which may be issued under one or more subscription agreements (each, a “Subscription Rights Agreement”), to be dated on or about the date of the first issuance of the applicable Subscription Rights thereunder, by and between the Company and the other parties thereto (the “Subscription Parties”); and

•	units consisting of Common Stock, Preferred Stock, Debt Securities, Warrants or Subscription Rights (the “Units”), which may be issued under unit agreements (each, a “Unit Agreement”), to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and the other parties thereto (the “Unit Parties”).

In addition, the Registration Statement registers for resale certain shares of Common Stock acquired directly from the Company as consideration for the sale of a company, pursuant to the exercise of options or as a grant of stock under the Company’s equity incentive plan (the “Secondary Shares” and together with the Company Securities, the “Securities”), held and which may be offered by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”).

December 27, 2022

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In connection with this opinion, we have examined and relied upon the following:

(a)	the Registration Statement;

(b)	the Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on June 19, 2008, as amended by the Certificate of Amendment thereto, filed with the Secretary of State of the State of Delaware on September 2, 2008 (together, the “Certificate of Incorporation”), and certified pursuant to a certificate of officers of the Company;

(c)	the Amended and Restated Bylaws of the Company, as in effect as of the date hereof, certified pursuant to a certificate of officers of the Company;

(d)	the forms of Indenture establishing the terms of the Debt Securities and any Supplemental Indentures thereto filed as an exhibit to the Registration Statement; and

(e)	certain resolutions of the Company’s Board of Directors adopted on December 9, 2022.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such certificates or comparable documents of public officials, certificates of officers or other representatives of the Company, and such other documents, agreements, and other instruments as in our judgment are necessary or appropriate to enable us to render our opinions expressed below. As to any factual matters relevant to the opinions expressed below that we did not independently verify, we have relied upon statements and certificates of officers of the Company.

In rendering our opinions expressed below, we have assumed the genuineness and authenticity of all signatures (including electronic signatures), the authenticity of all documents submitted to us as originals, the legal capacity and competence of all signatories to such documents, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies, the conformity to the forms of all documents filed as exhibits to the Registration Statement that have not been executed, the accuracy, completeness and authenticity of the information contained in the records, certificates, documents, memoranda, and instruments we have reviewed, and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

In rendering our opinions expressed below, we also have assumed:

(i)	the issuance and sale of the Securities (other than the Secondary Shares) do not violate any applicable law, are in conformity with the Company’s then-operative certificate of incorporation and bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or its properties or assets;

(ii)	a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, as applicable;

(iii)	if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which stockholders of the Company may vote, such rights will be set forth in the Certificate of Incorporation or the Certificate of Incorporation grants to the Company’s Board of Directors the power to confer such voting or inspection rights and the Company’s Board of Directors will have conferred such rights;

December 27, 2022

(iv)	that, at the time of each issuance and sale of Company Securities, the Company will continue to be validly existing and in good standing under the laws of its jurisdiction of organization with the requisite corporate power and authority to issue and sell such Company Securities;

(v)	except as specifically covered in the opinions set forth below, each of the Debt Securities, Warrants, Subscription Rights and Units and the Supplemental Indentures, Warrant Agreement, Subscription Rights Agreement and Unit Agreement constitute valid and binding obligations of each party thereto, enforceable against such party in accordance with its terms;

(vi)	with respect to the Debt Securities offered under the Registration Statement and the related Indenture, that such Debt Securities will be executed in the form filed as an exhibit to the Registration Statement and that the Trustee under the Indenture shall have been qualified pursuant to the Trust Indenture Act of 1939 at the time the Debt Securities are offered, issued or sold (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission);

(vii)	the Trustee or any future trustee under a Supplemental Indenture will be validly existing and will have the requisite corporate power and authority to enter into and perform its obligations under such Supplemental Indenture and will be duly qualified under the Trust Indenture Act of 1939, and, in the case of a future trustee, a Statement of Eligibility of the Trustee on a Form T-1 will be filed with the Commission, in each case, at or prior to the time Debt Securities are issued;

(viii)	with respect to Company Securities being issued upon conversion of any convertible Preferred Stock, the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable;

(ix)	with respect to any Company Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants or Subscription Rights or relating to any Units, the applicable Debt Securities, Warrants, Subscription Rights or Units will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;

(x)	with respect to the Warrants offered under the Registration Statement, that (a) such Warrants will be issued pursuant to a Warrant Agreement, (b) the Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (c) the particular terms of any series of Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement; and

(xi)	with respect to the Units offered under the Registration Statement, that (a) such Units will be issued pursuant to a Unit Agreement, (b) the Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (c) the particular terms of any series of Units will be set forth in a supplement to the prospectus forming a part of the Registration Statement.

In addition: (A) with respect to our opinion as to the Common Stock (other than the Secondary Shares) or other Company Securities convertible into, exercisable for, or including Common Stock, we have been advised by the Company, and for purposes of this opinion we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or for Preferred Stock or Debt Securities convertible into Common Stock, or for Warrants or Subscription Rights exercisable for Common Stock or Units consisting of or including Common Stock) will be in an amount that is not less than the par value of the Common Stock; and (B) with respect to our opinion as to the Preferred Stock or other Company Securities convertible into, exercisable for, or including Preferred Stock, we have assumed that, (a) at the time of issuance and sale, a sufficient number of shares of Preferred Stock will be authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or for Debt Securities convertible into Preferred Stock, or for Subscription Rights or Warrants exercisable for Preferred Stock or for Units consisting of or including Preferred Stock) will be in an amount that is not less than the par value of the Preferred Stock, and (b) the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth either in a certificate of designation approved by the Company’s Board of Directors or in a certificate of amendment to the Company’s then-operative certificate of incorporation approved by the Company’s Board of Directors and stockholders to be filed with the Secretary of State of the State of Delaware either as an exhibit to an amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective.

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The opinions expressed below presume that all of the following shall have occurred prior to the issuance of the Securities referred to therein: (a) the Registration Statement and any required post-effective amendment thereto will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded at the time Securities are offered or issued as contemplated by the Registration Statement; and (b) a Prospectus Supplement describing the Securities offered thereby will have been prepared, delivered and filed with the SEC and will comply with all applicable laws.

Notwithstanding anything to the contrary, our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law and, as to the Debt Securities constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York. We express no opinion as to any provision of the Debt Securities that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Debt Securities or (b) contains a waiver of an inconvenient forum. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. We express no opinions concerning: (i) the validity or enforceability of any provisions contained in indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the validity or enforceability of any provisions contained in Warrant Agreements or Unit Agreements that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

Each opinion set forth below, with respect to enforceability, is subject to the following general qualifications:

(A)	the effect of applicable bankruptcy, insolvency, reorganization, moratorium, marshaling, fraudulent conveyance or other similar laws and rules of law affecting the enforcement generally of creditors’ or secured parties’ rights and remedies;

(B)	rights to indemnification and contribution may be limited by applicable law or equitable principles, and exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds;

(C)	general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possibly unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

(D)	we express no opinion with respect to the enforceability of: (i) consents to, or restrictions upon, judicial relief or, except to the extent that such waivers or consents are made enforceable by New York General Obligations Law Section 5-1402 (applied by a New York State court), jurisdiction or venue; (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iii) waivers of broadly or vaguely stated rights; and (iv) provisions for liquidated damages, default interest, late charges, monetary penalties, make whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty or a forfeiture.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications, assumptions and presumptions stated herein, we are of the opinion that:

1.	With respect to the Common Stock offered under the Registration Statement (other than the Secondary Shares), provided that (i) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; and (ii) if issued in certificated form, the certificates representing such shares of Common Stock have been duly authenticated, executed, countersigned and registered in the Company’s stock ledger, or if issued in uncertificated form, the shares of Common Stock have been duly registered on the books of the transfer agent/registrar of the Company, and, in each case, delivered to the purchasers thereof against the requisite payment therefor, which the Company has received, then such Common Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Subscription Rights or Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

December 27, 2022

2.	With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; and (ii) if issued in certificated form, the certificates representing such shares of Preferred Stock have been duly authenticated, executed, countersigned, registered in the Company’s stock ledger, or if issued in uncertificated form, the shares of Preferred Stock have been duly registered on the books of the transfer agent/registrar of the Company, and, in each case, delivered to the purchasers thereof against the requisite payment therefor, which the Company has received, then such Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Subscription Rights or Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

3.	With respect to any series of the Debt Securities issued under an Indenture and offered under the Registration Statement, provided that (i) such Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (ii) such Indenture in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iii) the terms of the Debt Securities and of their issuance and sale have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any applicable Supplemental Indenture; and (v) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the applicable Indenture and any applicable Supplemental Indenture and delivered against the requisite payment therefor, which the Company has received, then such Debt Securities, when issued and sold in accordance with the applicable Indenture and any applicable Supplemental Indenture and as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, and entitled to the benefits of the Indenture and any applicable Supplemental Indenture.

4.	With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; and (iv) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s), then such Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Subscription Rights in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	With respect to the Subscription Rights issued under a Subscription Rights Agreement and offered under the Registration Statement, provided that (i) the Subscription Rights Agreement has been duly authorized by the Company and the Subscription Parties by all necessary corporation action; (ii) the Subscription Rights Agreement has been duly executed and delivered by the Company and the Subscription Parties as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Subscription Rights have been duly authorized by the Company by all necessary corporate action; and (iv) the Subscription Rights have been duly executed and delivered by the Company and authenticated by the Subscription Parties pursuant to the Subscription Rights Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Subscription Rights are then issued and sold as contemplated in the Registration Statement, the Base Prospectus, the Prospectus Supplement(s) and any related free-writing prospectus, then such Subscription Rights, when issued and sold in accordance with the Subscription Rights Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

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6.	With respect to the Units issued under a Unit Agreement and offered under the Registration Statement, provided that (i) the Unit Agreement has been duly authorized by the Company and the Unit Parties by all necessary corporate action; (ii) the Unit Agreement has been duly executed and delivered by the Company and the Unit Parties as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; and (iv) the Units have been duly executed and delivered by the Company and authenticated by the Unit Parties pursuant to the Unit Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Base Prospectus, the Prospectus Supplement(s) and any related free-writing prospectus, then such Units, when issued and sold in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Base Prospectus forming part of the Registration Statement, the Base Prospectus and any Prospectus Supplement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission promulgated under the Securities Act. In rendering this opinion, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. This opinion is intended solely for use in connection with the issuance and sale of the Securities under the Registration Statement and is not to be relied upon for any other purpose.

This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Respectfully, /s/ SHEPPARD, MULLIN, RICHTER & HAMPTON llp SHEPPARD, MULLIN, RICHTER & HAMPTON llp